As filed with the Securities and Exchange Commission on March 7, 2008
 Registration No. 333-______
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEWCARDIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-0197939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2350 Mission College Boulevard Suite 1175 Santa Clara, CA 95054 (510) 774-1969
(Address including zip code, and telephone number, including area code, of principal executive offices)

2004 EQUITY INCENTIVE PLAN
(Full title of the plans)

Richard D. Brounstein Chief Financial Officer NewCardio, Inc. 2350 Mission College Boulevard Suite 1175 Santa Clara, CA 95054 (510) 774-1969
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Philip H. Oettinger, Esq. Scott Murano, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

NEWCARDIO, INC.
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to attach Exhibits 4.1 and 10.4 that were omitted from the Registration on Form S-8 (No. 333-149576) filed by NewCardio, Inc., with the Securities and Exchange Commission on March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 7, 2008.

NEWCARDIO, INC.

By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Branislav Vajdic	Chief Executive Officer, Director	March 7, 2008
Branislav Vajdic	(Principal Executive Officer)

/s/ Richard D. Brounstein	Chief Financial Officer	March 7, 2008
Richard D. Brounstein	(Principal Accounting Officer)

/s/ Robert Blair	Director, Chairman of the Board	March 7, 2008
Robert Blair

By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Attorney-in-fact pursuant to Power of Attorney included as part of the signature page of the Form S-8 filed March 6, 2008.

EXHIBIT INDEX

Exhibit Number	Documents

4.1	Specimen Common Stock certificate of the Registrant.

10.4	2004 Equity Incentive Plan